Press Release

Contact:                First Federal of Northern Michigan Bancorp, Inc.
Michael W. Mahler
Chief Executive Officer
(989) 354-7319

FOR IMMEDIATE RELEASE

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC. COMPLETES ITS MERGER WITH ALPENA BANKING CORPORATION

ALPENA, MICHIGAN, August 8, 2014 --  First Federal of Northern Michigan Bancorp, Inc. (NASDAQ: FFNM) (“First Federal Bancorp”), the parent company of  First Federal of Northern Michigan (“First Federal”), today announced that it has completed its merger with Alpena Banking Corporation, the parent company of Bank of Alpena.  Stockholders of Alpena Banking Corporation are entitled to receive 1.549 shares of First Federal Bancorp common stock for each share of Alpena Banking Corporation common stock that they owned as of the close of business on August 8, 2014 with cash paid in lieu of fractional shares.  Alpena Banking Corporation stockholders will be receiving letters of transmittal from First Federal Bancorp’s transfer agent providing instructions for how to exchange their stock certificates.

As the companies have previously disclosed, Bank of Alpena’s office located at 468 Ripley Boulevard, Alpena, Michigan will re-open on August 11, 2014 as a branch of First Federal, and First Federal’s office located at 300 South Ripley Boulevard will be closed.

Michael W. Mahler, Chief Executive Officer of First Federal Bancorp said, “We are excited to announce the completion of our merger with Alpena Banking Corporation.  Bank of Alpena’s staff has joined the First Federal family, and we welcome our new stockholders.  Both of our banks and employees have operated with a strong commitment to high quality service, meeting customers’ needs for financial solutions, and a strong commitment to the community. We look forward to offering our increased lending resources and additional products and services to our new customers.”

Craig A. Kus, President and Chief Executive Officer of Bank of Alpena, who will serve as President and Chief Operating Officer of the combined company, added, “We are very pleased to have completed the merger of our two companies.  We were very pleased with the cooperation and teamwork demonstrated throughout the transaction process. We are confident the integration process will be equally smooth, and that Bank of Alpena customers will enjoy a seamless transition.”

About First Federal of Northern Michigan Bancorp, Inc.

First Federal of Northern Michigan Bancorp, Inc. is the holding company for First Federal of Northern Michigan.  First Federal of Northern Michigan was chartered in 1957 and is a full-service, community-oriented savings bank that provides financial services to individuals, families and businesses from eight full-service facilities located in Alpena, Cheboygan, Emmet, Iosco, Otsego, Montmorency and Oscoda Counties, Michigan. For more information about First Federal of Northern Michigan, please visit www.first-federal.com.

Forward-Looking Statements: This release may contain certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “should,” “plan,” “estimate,” “predict,” “continue,” and “potential” or the negative of these terms or other comparable terminology.  Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of First Federal of Northern Michigan Bancorp, Inc.  Any or all of the forward-looking statements in this release and in any other public statements made by First Federal of Northern Michigan Bancorp, Inc. may turn out to be wrong.  They can be affected by inaccurate assumptions First Federal of Northern Michigan Bancorp, Inc. might make or by known or unknown risks and uncertainties as described in our SEC filings, including, but not limited to, those related to general economic conditions, particularly in the market areas in which First Federal of Northern Michigan Bancorp, Inc. operates, competition among depository and other financial institutions, changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements, inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments, our ability to successfully integrate acquired entities, and adverse changes in the securities markets.  Consequently, no forward-looking statement can be guaranteed.  First Federal of Northern Michigan Bancorp, Inc. does not intend to update any of the forward-looking statements after the date of this release, or conform these statements to actual events.